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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 5, 2001





                          RELIABLE POWER SYSTEMS, INC.,
               Formerly known as Dencor Energy Cost Controls, Inc. (Exact name of registrant as specified in charter)




             COLORADO                     0-9255              84-0658020
   (State or other jurisdiction      (Commission File        (IRS Employer
  of incorporation or organization)       Number)         Identification No.)



                           399 Perry Street, Suite 300
                           CASTLE ROCK, COLORADO 80104
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 733-8970


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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1. Changes in Control of Registrant.

On October 5, 2001 the Company's former Chairman, Thomas J. Wiens and his affiliated entities, transferred a total of 8,787,000 shares of common stock that he owned and controlled. A total of 2,000,000 shares were transferred to the Company's new Chairman, John R. Walter. A total of 2,000,000 shares were transferred to Joseph D. Livingston, the Company's Vice-Chairman and Chief Executive Officer. A total of 2,000,000 shares were transferred to David H. Hoffmann, a newly elected director of the Company. Mr. Wiens and his affiliated entities also surrendered 2,787,000 shares to the Company, which were cancelled and returned to authorized and unissued status. There was no cash consideration involved with any of the above common stock transactions.

After the above common stock transactions Mr. Walter controls 25.1% of the voting common stock of the Company. Mr. Livingston controls 25.1% of the voting common stock of the Company. Mr. Hoffman controls 26.8% of the voting common stock of the Company.

Mr. Wiens through his affiliated entities controls 15.2%, or 1,213,000 shares of common stock of the Company.

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events

Not Applicable

Item 6. Resignation of Registrant's Directors.

Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Not Applicable

Item 8. Change in Fiscal Year.

Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 12, 2001                               /s/ Jerry A. Mitchell
                                            ------------------------------
                                                    (Signature)

                                       Jerry A. Mitchell
                                    Vice President of Finance and Chief
                                    Financial Officer